Exhibit 99.1

Investor Contacts:	Media Contacts:
Arthur Shannon	Lainie Keller
arthur.shannon@bausch.com	lainie.keller@bausch.com
(908) 927-1198
Allison Ryan
allison.ryan@bausch.com	Kristy Marks
(877) 354-3705 (toll free)	kristy.marks@bausch.com
(908) 927-0735	(908) 927-0683
Bausch + Lomb Announces First-Quarter 2023 Results and Provides 2023 Guidance

•Revenues of $931 Million
•GAAP Net Loss Attributable to Bausch + Lomb Corporation of $90 Million
•Adjusted EBITDA (non-GAAP)1 of $141 Million
•Revenues Grew 5% as Reported and 8% on a Constant Currency1 Basis Compared to the First Quarter of 2022, Driven by Growth Across All Segments
•Foreign Exchange Negatively Impacted Revenues and Adjusted EBITDA (non-GAAP)1 by $31 Million and $14 Million, Respectively

VAUGHAN, Ontario, May 3, 2023 – Bausch + Lomb Corporation, (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “Company”, “we” or “our”), a leading global eye health company dedicated to helping people see better to live better, today announced its first-quarter 2023 financial results.

“Bausch + Lomb delivered a strong first quarter with continued high-quality growth across all three reporting segments and in most of our significant markets around the world,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “Revenues grew 5% on a reported basis and 8% on a constant currency basis, driven by solid growth from several key franchises within our Vision Care segment, strong execution in our Ophthalmic Pharmaceuticals segment and increased demand for consumables, intraocular lenses and systems in our Surgical segment.

“Since returning to Bausch + Lomb 50 days ago, I’ve observed that the Company has a solid foundation with favorable conditions to support continued demand for our eye health products. Going forward, my focus will be to build on this base and optimize performance to enable Bausch + Lomb to become a best-in-class global eye health company,” continued Mr. Saunders.

Select Company and Pipeline Highlights
•Acquired AcuFocus, Inc., whose IC-8® Apthera™ intraocular lens (“IOL”) was approved by the FDA as the first and only small aperture non-toric extended depth of focus IOL for certain cataract patients who have as much as 1.5 diopters of corneal astigmatism and wish to address presbyopia at the same time
•Launched PreserVision® AREDS 2 Formula mini soft gels with OCUSorb® in the United States
•Introduced the SeeLuma™ Fully Digital Surgical Visualization Platform in the United States and Western Europe in partnership with Heidelberg Engineering
•Launched the StableVisc™ cohesive ophthalmic viscosurgical device, as well as the TotalVisc™ Viscoelastic System, in the United States

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

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•Results from the two pivotal Phase 3 trials for NOV032 (perfluorohexyloctane), an investigational treatment with a proposed indication of treating the signs and symptoms of dry eye disease associated with Meibomian gland dysfunction, were published in Ophthalmology and the American Journal of Ophthalmology, respectively
•Acquired the rights to market LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%) in 18 additional countries

First-Quarter 2023 Revenue Performance
Total reported revenues were $931 million for the first quarter of 2023, as compared to $889 million in the first quarter of 2022, an increase of $42 million, or 5%. Excluding the unfavorable impact of foreign exchange of $31 million, revenue increased by approximately 8% on a constant currency1 basis compared to the first quarter of 2022.

Revenues by segment were as follows:

First-Quarter 2023

(in millions)	Three Months Ended March 31,				Change at Constant Currency[1] (non-GAAP)
	2023	2022	Reported Change	Reported Change
Total Bausch + Lomb Revenues	$931	$889	$42	5%	8%

Vision Care[3]	$587	$560	$27	5%	8%
Surgical	$183	$174	$9	5%	9%
Ophthalmic Pharmaceuticals[3]	$161	$155	$6	4%	7%

Vision Care Segment3
Vision Care segment revenues were $587 million for the first quarter of 2023, as compared to $560 million for the first quarter of 2022, an increase of $27 million, or 5%. Excluding the unfavorable impact of foreign exchange of $20 million, segment revenues increased on a constant currency basis1 by approximately 8% compared to the first quarter of 2022, primarily due to higher sales of LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%), Bausch + Lomb INFUSE®/ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses, the Biotrue® franchise, Bausch + Lomb ULTRA® monthly contact lenses and the Artelac® franchise.

Surgical Segment
Surgical segment revenues were $183 million for the first quarter of 2023, as compared to $174 million for the first quarter of 2022, an increase of $9 million, or 5%. Excluding the unfavorable impact of foreign exchange of $6 million, segment revenues increased on a constant currency basis1 by approximately 9% compared to the first quarter of 2022, primarily due to increased sales of consumables, IOLs and systems.

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2    In 2019, the Company acquired an exclusive license from Novaliq GmbH for the commercialization and development of NOV03 in the United States and Canada.
3    Effective in the first quarter of 2023, certain products historically included in the reported results of the Ophthalmic Pharmaceuticals segment are now included in the reported results of the Vision Care segment and certain products included in the reported results of the Vision Care segment are now included in the reported results of the Ophthalmic Pharmaceuticals segment. Management believes these movements are necessary in order to better align these products with the groupings of similar products. The net impact of these product movements was not material to the periods presented. Prior period presentations of segment revenues have been conformed to the current segment reporting structure.

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Ophthalmic Pharmaceuticals Segment3
Ophthalmic Pharmaceuticals segment revenues were $161 million for the first quarter of 2023, as compared to $155 million for the first quarter of 2022, an increase of $6 million, or 4%. Excluding the unfavorable impact of foreign exchange of $5 million, segment revenues increased on a constant currency basis1 by approximately 7% compared to the first quarter of 2022, primarily due to higher sales in the U.S. generics business and the international portfolio.

Operating Results
Operating results in the first quarter of 2022 were prepared on a carve-out basis and do not include expenses we are now incurring as a publicly traded company, such as Interest expense and standalone public company costs.

Operating loss was $2 million for the first quarter of 2023, as compared to operating income of $54 million for the first quarter of 2022, a decrease of $56 million. The change was largely driven by an increase in Selling, general and administrative (“SG&A”) expenses, due to dis-synergy costs in the first quarter of 2023 associated with the Company becoming a stand-alone entity (following its initial public offering (“IPO”) in May 2022); restructuring, integration and transformation costs; and higher selling expenses due to inflationary factors mostly in freight and distribution, and investment for upcoming product launches. The change was also driven by an increase in Cost of goods sold, primarily due to higher year over year inflationary pressures and the ramp-up of new manufacturing lines for Bausch + Lomb INFUSE®/ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses. The Company is continuing to maintain a disciplined approach to cost management and to leverage its infrastructure.

Net Loss/Income
Net income attributable to Bausch + Lomb Corporation in the first quarter of 2022 was prepared on a carve-out basis and does not include expenses we are now incurring as a publicly traded company, such as Interest expense, taxes and standalone public company costs.

Net loss attributable to Bausch + Lomb Corporation for the first quarter of 2023 was $90 million, as compared to a net income attributable to Bausch + Lomb Corporation of $20 million for the first quarter of 2022, a decrease of $110 million. The change was primarily due to the decrease in operating results noted above, an increase in the Provision for income taxes and an increase in Interest expense.

Adjusted net income (non-GAAP)1 for the first quarter of 2023 was $34 million, as compared to $85 million for the first quarter of 2022, a decrease of $51 million.

Cash from Operations
Cash flow from operations in the first quarter of 2022 was prepared on a carve-out basis and does not include expenses we are now incurring as a publicly traded company, such as Interest expense and standalone public company costs.

Cash used by operations for the first quarter of 2023 was $56 million, as compared to cash flow from operations of $3 million for the first quarter of 2022, a decrease of $59 million. Cash flow from operations was negatively impacted in the first quarter of 2023 primarily by interest payments that were not incurred in the first quarter of 2022, which was prior to our IPO, and a strategic inventory build.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) and Adjusted EPS (non-GAAP)1 for the first quarter of 2022 has been calculated on a pro forma basis after giving effect to our IPO.

GAAP EPS Basic and Diluted attributable to Bausch + Lomb Corporation for the first quarter of 2023 was ($0.26), as compared to $0.06 for the first quarter of 2022. Adjusted EPS (non-GAAP)1 for the first quarter of 2023 was $0.10, as compared to $0.24 for the first quarter of 2022.

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Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 in the first quarter of 2022 was prepared on a carve-out basis and does not include expenses we are now incurring as a standalone publicly traded company.

Adjusted EBITDA (non-GAAP)1 was $141 million for the first quarter of 2023, as compared to $170 million for the first quarter of 2022, a decrease of $29 million, primarily due to dis-synergies and foreign exchange headwinds, partially offset by revenue growth across all three segments.

2023 Financial Outlook4
Bausch + Lomb provided guidance for the full year of 2023, as follows:
•Full-year revenue range of $3.90 – $3.95 billion, reflecting anticipated growth of 5-6% on a constant currency basis1
•Full-year Adjusted EBITDA (non-GAAP)1 range of $700 – $750 million
◦$760 million at the mid-point of the full-year Adj. EBITDA (non-GAAP) guidance range, adjusted for currency headwinds1
•Foreign exchange revenue and Adjusted EBITDA (non-GAAP)1 headwinds expected to be approximately $50 million and $35 million for the full year, respectively

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss) attributable to Bausch + Lomb Corporation, of forward-looking Adjusted EBITDA (non-GAAP), adjusted for currency headwinds1 to GAAP net income (loss) attributable to Bausch + Lomb Corporation or of forward-looking constant currency growth1 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may not represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Balance Sheet Highlights
•Bausch + Lomb’s cash, cash equivalents and restricted cash were $358 million at March 31, 2023
•Basic weighted average shares outstanding for the first quarter of 2023 were 350 million, and diluted weighted average shares outstanding for the first quarter of 2023 were 351.3 million

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4    The guidance in this news release is only effective as of the date given, May 3, 2023, and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. Distribution or reference of this news release following May 3, 2023 does not constitute the Company reaffirming guidance. See the “Forward-looking Statements” section for further information.

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Conference Call Details

Date:	Wednesday, May 3, 2023

Time:	8:00 a.m. ET

Webcast:	https://www.webcaster4.com/Webcast/Page/2883/47444

Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)

Participant Access Code:	937525

Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)

Replay Passcode:	47444 (replay available until May 17, 2023)

About Bausch + Lomb
Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “projects,” “predicts,” “forecasts,” “should,” “could,” “would,” “may,” “might,” “will,” “strive,” “believes,” “estimates,” “potential,” “target,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the Company’s 2023 full-year guidance, and details of the Company’s product pipeline. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and its most recent quarterly filings), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the proposed plan to spin off or separate Bausch + Lomb from Bausch Health Companies Inc. (“BHC”), including the expected benefits and costs of the spinoff transaction, the expected timing of completion of the spinoff transaction and its terms (including the expectation that the spinoff transaction will be completed following the achievement of targeted

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net leverage ratios, subject to receipt of applicable shareholder and other necessary approvals), the ability to complete the spinoff transaction considering the various conditions to the completion of the spinoff transaction (some of which are outside the Company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder and other approvals), the impact of any potential sales of the Company’s common shares by BHC, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the spinoff transaction, diversion of management time on spinoff transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the spinoff transaction, the qualification of the spinoff transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the Company and BHC to satisfy the conditions required to maintain the tax-free status of the spinoff transaction (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the spinoff transaction, the potential dis-synergy costs resulting from the spinoff transaction, the impact of the spinoff transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the Company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the Company’s business. In particular, the Company can offer no assurance that any spinoff transaction will occur at all, or that any spinoff transaction will occur on the terms and timelines anticipated by the Company and BHC. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, including the potential effects and economic and future impact of that pandemic, which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company. Finally, they also include, but are not limited to, risks and uncertainties caused by or relating to a potential recession and other adverse economic conditions (such as inflation and slower growth), which could adversely impact our revenues, expenses and resulting margins, and economic factors over which we have no control, including inflationary pressures as a result of historically high domestic and global inflation and otherwise, interest rates, foreign currency rates, and the positional effect of such factors on revenues, expenses and resulting margins. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. In addition, certain assumptions have been made regarding our 2023 full-year guidance with respect to expectations regarding base performance growth, currency impact, run-rate dis-synergies and inflation, expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense.

Readers are cautioned not to place undue reliance on any of these forward-looking statements.
These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

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These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA, adjusted for currency headwinds
EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization and further adjusted for the following items:

•Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the Company prepares for post-Separation operations, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s

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restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs (including costs associated with changes in our executive officers, such as the severance costs associated with the departure of the Company’s former CEO and the costs associated with the appointment of the Company's new CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Share-based compensation: The Company excludes costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The Company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

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Adjusted EBITDA, adjusted for currency headwinds is Adjusted EBITDA (non-GAAP) further adjusted for the impact or the anticipated impact of foreign exchange. The Company uses this non-GAAP measure as part of the guidance it provides to its investors. Although changes due to foreign exchange movements are part of our business, they are not within management’s control. These changes, however, can mask positive or negative trends in the underlying business performance. Accordingly, the Company believes the measure is useful to investors in assessing our performance. For guidance purposes, the Company has further adjusted Adjusted EBITDA (non-GAAP) for the anticipated impact of foreign exchange for full-year 2023.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring, integration and transformation costs, acquisition-related contingent consideration, separation costs and separation-related costs and other non-GAAP adjustments, as these adjustments are described above, and further adjusted for amortization of intangible assets, as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the Company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) attributable to Bausch + Lomb Corporation was significantly lower than our Adjusted net income (non-GAAP).

Constant Currency
Constant currency change or constant currency revenue growth is a change in GAAP Revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The Company uses Constant Currency Revenues (non-GAAP) and Constant Currency Revenue Growth (non-GAAP) to assess performance of its reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing 2023 reported amounts adjusted to exclude currency impact, calculated using 2022 monthly average exchange rates, to the actual 2022 reported amounts.

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Adjusted EPS (non-GAAP)
Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income (loss) attributable to Bausch + Lomb Corporation to Adjusted net income (non-GAAP) as discussed above. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) excludes the impact of certain items that may obscure trends in the Company’s underlying performance on a per share basis. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s results and trends for the periods presented on a diluted share basis. Accordingly, the Company believes that Adjusted EPS (non-GAAP) is useful to investors in their assessment of the Company’s operating performance, the valuation of the Company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP).

Unless otherwise indicated, ®/TM are trademarks of Bausch + Lomb Corporation or its affiliates.
OCUSorb® is a trademark of Omniactive Health Technologies Limited used under license. Any other product/brand names are trademarks of the respective owners.

© 2023 Bausch & Lomb Incorporated or its affiliates.

FINANCIAL TABLES FOLLOW

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Bausch + Lomb Corporation		Table 1
Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(unaudited)
	Three Months Ended
	March 31,
(in millions, except per share amounts)	2023	2022
Revenues
Product sales	$928	$883
Other revenues	3	6
	931	889
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	371	346
Cost of other revenues	1	2
Selling, general and administrative	418	343
Research and development	77	77
Amortization of intangible assets	57	65
Other expense, net	9	2
	933	835
Operating (loss) income	(2)	54
Interest income	3	—
Interest expense	(50)	(20)
Foreign exchange and other	(6)	(5)
(Loss) income before provision for income taxes	(55)	29
Provision for income taxes	(33)	(6)
Net (loss) income	(88)	23
Net income attributable to noncontrolling interest	(2)	(3)
Net (loss) income attributable to Bausch + Lomb Corporation	$(90)	$20

Basic and diluted (loss) income per share attributable to Bausch + Lomb Corporation	$(0.26)	$0.06

Basic and diluted weighted-average common shares	350	350

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Bausch + Lomb Corporation				Table 2
Reconciliation of GAAP Net (Loss) Income and Diluted (Loss) Income per Share Attributable to Bausch + Lomb Corporation to Adjusted Net Income (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)
For the Three Months Ended March 31, 2023 and 2022
(unaudited)
	Three Months Ended March 31,
	2023		2022
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net (loss) income and Diluted (loss) income per share attributable to Bausch + Lomb Corporation	$(90)	$(0.26)	$20	$0.06
Non-GAAP adjustments: (a)
Amortization of intangible assets	57	0.16	65	0.19
Restructuring, integration and transformation costs	32	0.09	3	—
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	1	—	—	—
Separation costs and separation-related costs	3	0.01	4	0.01
Other	—	—	6	0.02
Tax effect of non-GAAP adjustments	31	0.10	(13)	(0.04)
Total non-GAAP adjustments	124	0.36	65	0.18
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$34	$0.10	$85	$0.24

(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) On April 28, 2022, Bausch + Lomb effected a share consolidation as a result of which it had 350,000,000 issued and outstanding common shares. These common shares are treated as issued and outstanding at January 1, 2022 for purposes of calculating Basic and diluted income per share attributable to Bausch + Lomb Corporation.

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Bausch + Lomb Corporation	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2023 and 2022
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$418	$343
Separation-related costs (a)	(3)	(4)
Transformation costs (b)	(24)	(1)
Adjusted selling, general and administrative (non-GAAP)	$391	$338
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$57	$65
Amortization of intangible assets (c)	(57)	(65)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Other expense, net reconciliation:
GAAP Other expense, net	$9	$2
Restructuring and integration costs (b)	(8)	(2)
Acquisition-related costs (d)	(1)	—
Adjusted other expense, net (non-GAAP)	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(6)	$(5)
Other (e)	—	6
Adjusted foreign exchange and other (non-GAAP)	$(6)	$1
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(33)	$(6)
Tax effect of non-GAAP adjustments (f)	31	(13)
Adjusted provision for income taxes (non-GAAP)	$(2)	$(19)
(a) Represents the sole component of the non-GAAP adjustment of “Separation and separation-related costs” (see Table 2).
(b) Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see Table 2).
(c) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Other” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch + Lomb Corporation		Table 2b
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2023 and 2022
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
Net (loss) income attributable to Bausch + Lomb Corporation	$(90)	$20
Interest expense, net	47	20
Provision for income taxes	33	6
Depreciation and amortization of intangible assets	91	95
EBITDA	81	141
Adjustments:
Restructuring, integration and transformation costs	32	3
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	1	—
Share-based compensation	24	16
Separation and Separation-related costs	3	4
Other non-GAAP adjustments:
Other	—	6
Adjusted EBITDA (non-GAAP)	$141	$170

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Bausch + Lomb Corporation								Table 3
Constant Currency Revenue (non-GAAP) and Constant Currency Revenue Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2023 and 2022
(unaudited)

	Calculation of Constant Currency Revenue for the Three Months Ended
	March 31, 2023			March 31, 2022	Change in Revenue as Reported		Change in Constant Currency Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care (c)	$587	$20	$607	$560	$27	5%	$47	8%
Surgical	183	6	189	174	9	5%	15	9%
Ophthalmic Pharmaceuticals (c)	161	5	166	155	6	4%	11	7%
Total revenues	$931	$31	$962	$889	$42	5%	$73	8%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the “Non-GAAP Information” section in the body of the news release to which these tables are attached. Constant currency revenue (non-GAAP) for the three months ended March 31, 2023 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release).
(c) Effective in the first quarter of 2023, certain products historically included in the reported results of the Ophthalmic Pharmaceuticals segment are now included in the reported results of the Vision Care segment and certain products included in the reported results of the Vision Care segment are now included in the reported results of the Ophthalmic Pharmaceuticals segment. Management believes these movements are necessary in order to better align these products with the groupings of similar products. The net impact of these product movements was not material to the periods presented. Prior period presentations of segment revenues have been conformed to the current segment reporting structure.

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